"EFFECTIVE MAY 23, 2005,
THE PAR VALUE HAS CHANGED
FROM HK$1.00 TO HK$0.10."


EXhibit A to Deposit
Agreement

No. 33-81060
[Sponsored Exempt
(Each American
Depositary Share
represents 30 deposited
Shares)

THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES OF
THE
PAR VALUE OF HK$O.10 EACH
OF

JINHUI HOLDINGS COMPANY
LIMITED
(INCORPORATED UNDER THE
LAWS OF HONG KONG)

              The Bank of
New York as depositary
(hereinafter called the
"Depositary"), hereby
certifies that
_________________________
_
_________________________
________________________,
or registered assigns IS
THE OWNER OF
_________________________
_______



AMERICAN DEPOSITARY
SHARES
representing deposited
ordinary Shares, par
value $HK.10 (herein
called "Shares") of
JINHUI HOLDINGS COMPANY
LIMITED, incorporated
under the laws of the
Hong Kong (herein called
the "Company"). At the
date hereof, each
American Depositary Share
represents 30 Shares
deposited or subject to
deposit under the Deposit
Agreement (as such term
is hereinafter defined)
at the Hong Kong Office
of The Hongkong and
Shanghai Banking
Corporation Limited
(herein called the
"Custodian"). The
Depositary's Corporate
Trust Office is located
at a different address
than its principal
executive office.  Its
Corporate Trust Office is
located at 101 Barclay
Street, New York, N.Y.
10286, and its principal
executive office is
located at 48 Wall
Street, New York, N.Y.
10286.


THE DEPOSITARY'S
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW
YORK, N.Y. 10286